EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the use of our name included or incorporated by reference in this Annual Report on Form 10-K of Superior Energy Services, Inc., for the year ended December 31, 2014, and to the incorporation of our report of estimates of reserves and present value of future net reserves as of December 31, 2012 and 2013 (our Reports) into this Annual Report on Form 10-K. In addition, we hereby consent to the use of our name included or incorporated by reference and to the incorporation of our Reports in Superior Energy Services, Inc.’s Registration Statements on Form S-8 (Registration Nos. 333-125316, 333-116078, 333-101211, 333-60860, 333-33758, 333-43421, 333-12175, 333-136809, 333-146237, 333-144394, 333-161212, 333-174972, 333-177679, and 333-189130).

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:    /s/ Danny D. Simmons, P.E.

Danny D. Simmons, P.E.

President and Chief Operating Officer

Houston, Texas

February 25, 2015